Exhibit 10.58

AMENDMENT OF

PURCHASE AND SALE AGREEMENT

THIS AMENDMENT OF PURCHASE AND SALE AGREEMENT (this "Agreement") made as of July 16 , 2003, by and between ROOSEVELT COMMONS LIMITED PARTNERSHIP , an Arizona partnership (hereinafter referred to as "Seller"), and BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation (hereinafter referred to as "Purchaser").

W I T N E S S E T H:

WHEREAS, pursuant to that certain Purchase and Sale Agreement (the "Purchase and Sale Agreement") between Purchaser and Seller effective as of June 16, 2003, Seller agreed to sell to Purchaser certain property (the "Property") located in Maricopa County, Arizona and being more particularly described on Exhibit A attached thereto and by this reference made a part hereof;

WHEREAS, Purchaser and Seller desire to modify the Purchase and Sale Agreement in certain respects;

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Purchaser to Seller and by Seller to Purchaser upon the execution of this Agreement, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1.

Definitions.  Any capitalized terms not otherwise defined herein shall have the meaning ascribed to such term as set forth in the Purchase and Sale Agreement.

2.

Amendments.  The Purchase and Sale Agreement is hereby amended and modified as set forth below:

(a)

Purchase Price.  The provisions of Section 3.1 of the Purchase and Sale Agreement are hereby amended to provide that the Purchase Price shall be Seven Million Eight Hundred Five Thousand Dollars ($7,805,000.00).

(b)

Inspection Period.

The provisions of Section 5.1 of the Purchase and Sale Agreement are hereby amended to provide that the Inspection Period shall expire on July 18, 2003.  The provisions of Section 5.1 are further amended to provide that in the event Purchaser notifies Seller, in writing, prior to the end of the Inspection Period that it is satisfied with the results of its due diligence and inspections, then Purchaser shall be conclusively presumed to have waived all objections to the Title Commitment, the Survey, the Due Diligence Items and the Tenant Estoppel Certificates including without limitation those matters identified in those certain letters dated July 1, 2003 and July 15, 2003 from Purchaser to Seller.

(c)

Closing Date. The provisions of Section 7.1 of the Purchase and Sale Agreement are hereby amended to provide that the Closing Date shall be August 1, 2003.  The provisions of Section 7.1 allowing either party to extend the Closing Date are hereby deleted from the Purchase and Sale Agreement.

(d)

Closing Deliveries.  The provisions of Section 7.2(b) of the Purchase and Sale Agreement are hereby amended to provide that Purchaser shall deliver the Purchase Price to the Title Company in immediately available funds no later than 5:00 p.m. (Illinois time) on July 31, 2003.  Any interest earned on such funds prior to the Closing shall be paid to Purchaser.

(e)

Commission Escrow.  The provisions of Section 7.2(a) of the Purchase and Sale Agreement are hereby amended to provide that at Closing Seller shall create an escrow in the amount of $16,600.64 with the Title Company from the funds due Seller at Closing for the purpose of paying a leasing commission to Birtcher Arizona, LLC (who shall be responsible for paying any cooperating brokers) if such commission is due pursuant to the terms of a lease with the tenant Unique, Inc. (“Unique”) for Suite 102 at 2625 S. Roosevelt, Tempe, Arizona (the “Unique Lease”).  Unique has the option to terminate the Unique Lease effective April 30, 2005, provided that at least one hundred eighty (180) days prior to the exercise of this option (October 31, 2004 – the “Termination Notice Date”), the landlord receives written notification from Unique of its intent to cancel the remainder of the lease term (the “Termination Notice”).  If the Termination Notice is given by the Termination Notice Date or if the Unique Lease is terminated prior to April 30, 2005, whether by default of Unique or otherwise, then the escrowed funds shall be paid to Seller.  If the Unique Lease is not terminated prior to April 30, 2005, then Purchaser shall so notify Seller and the Title Company, and the Title Company shall be authorized to pay Birtcher Arizona, LLC the commission from the escrowed funds.  Any interest earned on the escrowed funds shall be paid to Seller. The terms and conditions of the escrow shall be documented in an escrow agreement to be signed by Seller and Purchaser at Closing.

3.

Counterparts.  This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties or signatories hereto may execute this Agreement by signing any such counterpart.

4.

Expiration.  This Agreement shall expire and there shall be no modification of the Sales Agreement unless this Agreement is executed by the parties on or before July 16, 2003.

IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed by persons duly authorized thereunto as of the day and year first above written.

SELLER:

ROOSEVELT COMMONS LIMITED PARTNERSHIP

an Arizona limited partnership

By:

Roosevelt Commons Jack, L.L.C.,

a Delaware limited liability company

By:

AmberJack, Ltd., an Arizona corporation

By:  /s/ G. Roger Gielow

Name:

G. Roger Gielow

Title:   Vice President

By: /s/ Robert B. O'Dell

Name:

Robert B. O'Dell

Title: Assistant Secretary

PURCHASER:

BEDFORD PROPERTY INVESTORS, INC.,

a Maryland corporation

By:________________________________

Name:______________________________

Its:_________________________________

EXHIBIT A

TO PURCHASE AND SALE AGREEMENT

LAND

Common Address:

530 West Almeda Drive, Tempe, Arizona

2611, 2625 and 2631 South Roosevelt Street, Tempe Arizona

Permanent Index No.:

Legal Description:

Lots 17 and 18, of BROADWAY INDUSTRIAL PARK UNIT 6, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, recorded in Book 236 of Maps, Page 20;

EXCEPT that portion thereof lying below a depth of 500 feet, measured vertically, from the contour of the surface of said property, as disclosed in 85-097785 of Official Records.